EXHIBIT 99(b)

                           SECTION 1350 CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, I, Jane Morlok, Chief Financial Officer and Co-Chief Executive Officer of Breda Telephone Corp., hereby certify that to my knowledge (i) Breda Telephone Corp.'s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date: May 14, 2003.


                                       /s/ Jane Morlok
                                       -----------------------------------------
                                       Jane Morlok, Chief Financial Officer
                                       and Co-Chief Executive Officer

A signed original of this written statement has been provided to Breda Telephone Corp. and will be retained by Breda Telephone Corp. and furnished to the Securities and Exchange Commission or its staff upon request.


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